SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of Earliest Event Reported) August 8, 2000
                                                  --------------

                  THE SINGING MACHINE COMPANY, INC.
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      (Exact name of Registrant as specified in its charter)


                             Delaware
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          (State or Other Jurisdiction of Incorporation)


       0-24968                               95-3795478
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(Commission File Number)        (IRS Employer Identification No.)


      6601 Lyons Road, Building A-7, Coconut Creek, FL 33073
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             (Address of Principal Executive Offices)


                          (954) 596-1000
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                 (Registrant's Telephone Number)


  -------------------------------------------------------------
  (Former Name or Former Address, if changed since last report)



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Item 5.   Other Events.
          -------------

     On August 8, 2000, Allen Schor, a director of The Singing Machine Company, Inc. (the "Company") resigned as an outside director of the Company. Mr. Schor's resignation was due to the increase in the material amount of business between the Company and El-Mar Plastics, a California based company owned by Mr. Schor. The increased business between the Company and El-Mar Plastics impacted Mr. Schor's status as an outside director.

     To replace Mr. Schor, the Board appointed Howard Moore, former Vice Chairman of the Board of Directors of Toys R Us, Inc., to the Company's Board of Directors.

     Mr. Moore is a private investor and consultant to the toy industry, and recently resigned after 15 years of service from the Board of Directors of Toys R Us. From 1980 to 1990, Mr. Moore held various positions with Toys R Us, including Executive Vice President of Purchasing and Executive Vice President, General Merchandise Manager. Prior to joining Toys R Us, Mr. Moore was Executive Vice President of Lionel Leisure Corporation. He founded two retail toy companies, Toy Barn Stores, which was sold privately in 1996, and Toy Town, USA Inc., which was sold to Lionel Leisure Corporation in 1978. Moore also serves as Vice Chairman of the Board of C.ME.com and is on the Board of Advisors to Wildplanet Toys and Leapfrog.


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                            SIGNATURES


     Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE SINGING MACHINE COMPANY, INC.



August 10, 2000               By:/John Klecha
                                 ---------------------------------
                                 John Klecha, Secretary




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